                                                                 EXHIBIT n(1)(i)

                         AMENDED SCHEDULE OF PORTFOLIOS

                               WITH RESPECT TO THE

                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

                                       FOR

                           ING VARIABLE PRODUCTS TRUST

                                                                      CLASSES OF SHARES
                                                                      -----------------
               PORTFOLIOS                                            Class S     Class I
               ----------                                            -------     -------
ING VP Convertible Portfolio                                            X          N/A
ING VP Disciplined LargeCap Portfolio                                   X           X
ING VP Financial Services Portfolio                                     X           X
ING VP Growth + Value Portfolio                                        N/A          X
ING VP Growth Opportunities Portfolio                                   X           X
ING VP High Yield Bond Portfolio                                        X           X
ING VP International Value Portfolio                                    X           X
ING VP LargeCap Growth Portfolio                                        X          N/A
ING VP MagnaCap Portfolio                                               X           X
ING VP MidCap Opportunities Portfolio                                   X           X
ING VP Real Estate Portfolio                                            X           X
ING VP SmallCap Opportunities Portfolio                                 X           X